Exhibit 5
OPINION AND CONSENT OF MARTIN I. DARVICK, ESQ.
September 2, 2008
GENERAL MOTORS CORPORATION
300 Renaissance Center
Detroit, Michigan 48265
Dear Sirs/Madams:
I have acted as attorney for General Motors Corporation (the “Corporation”) in connection with the preparation of a registration statement on Form S-3 (as amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) on the date hereof. The Registration Statement relates to the offering by the Corporation of debt securities (“Debt Securities”), common stock, $1 2/3 par value per share (“Common Stock), preference stock, par value $0.10 per share (“Preference Stock”), preferred stock, no par value per share (“Preferred Stock”), and warrants for the purchase of debt securities, equity securities or securities of third parties (including any of our affiliates) or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities (“Warrants”), (collectively, the “Securities”) as set forth in the Registration Statement, form of prospectus with respect to the Securities contained therein (the “Prospectus”) and one or more supplements to such Prospectus (each, a “Prospectus Supplement”), for issuance from time to time pursuant to Rule 415 of the Act. If so indicated in a Prospectus Supplement, the Debt Securities, Preference Stock and Preferred Stock may be convertible or exchangeable into other securities, including Common Stock, Preference Stock or Preferred Stock of the Corporation.
With respect to the Securities, it is my opinion that the Corporation has full power and authority under the laws of Delaware, the state of its incorporation, and under its Certificate of Incorporation, as amended, to issue and sell the Securities.
Subject to the limitations and other qualifications set forth below:
1.	With respect to any Debt Securities to be issued under the indenture dated as of January 8, 2008, with The Bank of New York Mellon (formerly known as the Bank of New York), as Trustee (the “Senior Debt Indenture”), it is my opinion that the Senior Debt Indenture has been duly authorized, executed and delivered and that the Debt Securities, as provided in the Senior Debt Indenture, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Corporation in accordance with and subject to the terms thereof and of the Senior Debt Indenture, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (whether considered in a proceeding in equity or at law).
2.	With respect to any Debt Securities to be issued under the subordinated indenture dated as of January 8, 2008, with The Bank of New York Mellon (formerly known as the Bank of New York), as Trustee (the “Subordinated Debt Indenture”), it is my opinion that the Subordinated Debt Indenture has been duly authorized, executed and delivered and that the Debt Securities, as provided in the Subordinated Debt Indenture, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Corporation in accordance with and subject to the terms thereof and of the Subordinated Debt Indenture, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (whether considered in a proceeding in equity or at law).
3.	With respect to any Common Stock, assuming the (a) taking by the Board of Directors of the Corporation (the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of such Common Stock, upon payment therefor (in an amount at least equal to the par value thereof) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, it is my opinion that such Common Stock will be validly issued, fully paid and nonassessable.
4.	With respect to any Preference Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of a series of the Preference Stock, (b) due filing with the Office of the Secretary of the State of Delaware of the applicable Certificate of Designation for the particular series of Preference Stock to be issued and (c) due issuance and delivery of such series of Preference Stock, upon payment therefor (in an amount at least equal to the par value thereof) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, it is my opinion that such series of Preference Stock will be validly issued, fully paid and nonassessable.
5.	With respect to any Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of a series of the Preferred Stock, (b) due filing with the Office of the Secretary of the State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) due issuance and delivery of such series of Preferred Stock, upon payment therefor (in an amount at least equal to the par value thereof) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, it is my opinion that such series of Preferred Stock will be validly issued, fully paid and nonassessable.

6.	With respect to Common Stock, Preference Stock or Preferred Stock to be issued upon conversion of Debt Securities, Preference Stock or Preferred Stock, it is my opinion that, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of Debt Securities, Preference Stock or Preferred Stock convertible into Common Stock, Preference Stock or Preferred Stock, as the case may be, and the Corporation has taken all necessary action to approve the issuance of such Common Stock, Preference Stock or Preferred Stock upon conversion of the Debt Securities, Preference Stock or Preferred Stock, as the case may be, the terms of the offering thereof and related matters, (b) if applicable, the filing has been made with the Office of the Secretary of the State of Delaware of the applicable Certificate of Designation for the particular series of Preference Stock or Preferred Stock to be issued and (c) such Common Stock, Preference Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Debt Securities, Preference Stock or Preferred Stock, as the case may be, it is my opinion that such Common Stock, Preference Stock or Preferred Stock will be validly issued, fully paid and nonassessable.
7.	With respect to any Warrants, assuming a warrant agreement has been duly authorized, executed and delivered by the Corporation and a bank or trust company, as warrant agent (the “Warrant Agreement”), it is my opinion that the Warrants, as provided in the Warrant Agreement, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Corporation in accordance with and subject to the terms thereof and of the Warrant Agreement, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (whether considered in a proceeding in equity or at law).
8.	With respect to Common Stock, Preference Stock or Preferred Stock to be issued upon the exercise of any Warrants, it is my opinion that, when (a) a Warrant Agreement with respect to such warrants has been duly authorized, executed and delivered by the Corporation and a bank or trust company, as warrant agent, and the Corporation has taken all necessary action to authorize and approve the issuance of the Common Stock, Preference Stock or Preferred Stock issuable upon the exercise of the Warrants, (b) if applicable, the filing has been made with the Office of the Secretary of the State of Delaware of the applicable Certificate of Designation for the particular series of Preference Stock or Preferred Stock to be issued and (c) such Common Stock, Preference Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the Warrants, such Common Stock, Preference Stock or Preferred Stock will be validly issued, fully paid and nonassessable.
I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and the internal laws of the State of New York, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

I hereby consent to the use of the foregoing opinion as Exhibit 5 of the Registration Statement filed with the Commission under the Act with respect to the Securities and to the use of my name in such Registration Statement and Prospectus and any Prospectus Supplement related thereto under the heading “Legal Matters.” In giving such consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,

/s/ Martin Darvick
Martin I. Darvick

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